News Release

Investor Contacts:

Gus Okwu

Andrew Gibson

Edison Advisors

taronis@edisongroup.com

Corporate Update on Abu Dhabi Sustainability Week

Meetings Indicate Strong Demand for Water Conservation Technology

TAMPA, FL – February 4, 2019 –Taronis Technologies, Inc. (“Taronis” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental conservation industry, provided a debriefing on the Company’s participation at the Abu Dhabi Sustainability Week. The Company was invited to attend by the Advanced Science and Innovation Company (“ASIC”), a well-respected technology incubator and accelerator based in Abu Dhabi, with an investment focus on sustainable and renewable technologies in the energy, water and welding verticals.

Taronis was invited to host an exhibition booth within the larger ASIC exhibitions, which served as a beneficial forum for government, regulatory and commercial meetings during the conference. As part of the ASIC exhibition, the Company was also profiled in the World Future Energy Summit conference newsletter, which was distributed to over 38,000 attendees. The Company also held introductory meetings with prospective commercial partners and end users of both metal cutting fuel and water decontamination services that utilize Taronis’ patented technologies.

“The meetings held last week in the United Arab Emirates and the Kingdom of Saudi Arabia were very encouraging,” commented Scott Mahoney, Chief Executive Officer of Taronis. “We are very grateful for the invitation from ASIC, and hopeful that we can develop positive and lasting relationships in the region as a result of our meetings.”

Mr. Mahoney commented, “Based on the feedback we have received, there is a clear and demonstrated fit between our technology and the region’s need to conserve fresh water at every level of the economy. We believe our gasification technology has the potential to lead to the elimination of acetylene as the primary source of metal cutting fuel in the region today, as our production process uses no water. We also see a clear need for our water decontamination technology, which could significantly impact the water reclamation programs in place across the region.”

Mr. Mahoney continued, “We are exploring a wide range of strategic relationships within the region, as we see the opportunity to scale our operations quickly with the right partners. We plan to provide additional gas samples and conduct multiple on-site demonstrations at the end of February. We are also going to evaluate our ability to place a mobile production unit within the region in 2019, to assess the market and build demand in advance of a permanent investment.”

About Taronis Technologies, Inc.

Taronis Technologies, Inc. (MNGA) owns a patented plasma arc technology that enable two end use applications for fuel generation and water decontamination. The Company’s fuel technology enables a wide use of hydrocarbon based waste streams to be readily converted to fossil fuel substitutes. The Company is developing a wide range of end market uses for these fuels, including replacement products for propane, compressed natural gas and liquid natural gas. The Company currently markets a proprietary metal cutting fuel that is highly competitive with acetylene.

The Company distributes its proprietary metal cutting fuel through Independent Distributors in the U.S and through its wholly owned distributors: ESSI, Green Arc Supply, Paris Oxygen, Latex Welding Supplies, Tyler Welders Supply, United Welding Supplies, Trico Welding Supply and Complete Welding of San Diego. The Company operates 17 locations across California, Texas, Louisiana, and Florida.

The Company also owns a patented technology for the decontamination of waste water. This technology is proven to sterilize water, eradicating all pathogens. This technology also eliminates pharmaceutical contaminants such as antibiotics, hormones and other soluble drugs suspended in the contaminated water. Lastly, this process is capable of reducing or eliminating other contaminants, such as harmful metals, as well as nitrogen, phosphorus, and potassium levels that trigger toxic algae blooms. This technology has prospective commercial applications in the agricultural, pharmaceutical, and municipal waste markets. For more information on Taronis, please visit the Company’s website at http://www.TaronisTech.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.